SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 UNDER THE SECURITIES ACT OF 1933

STARFLICK.COM

(Exact name of registrant as specified in its charter)

NEVADA

(State of Incorporation or Organization)

TBA

(I.R.S. Employer Identification Number)

Consulting Agreement with Stewart Briggs Smith

(Full title of the plan)

Stewart Briggs Smith, 4432 Merrick Run Ln. Valrico, FL 33596

(Name and Address of Agent for Service)

(202) 470-6841

(Telephone number including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities

Proposed Maximum

Proposed Maximum

Securities to be Registered

d

Price Per Share

Offering Price

Fee

NA

NA

NA

NA

EXPLANATORY NOTE

Starflick.com (the “Registrant”) is filing this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 filed August 25, 2015.  The purpose of the Amendment is to change the assignment registration of all 8,800,000 unissued shares in the Form S-8 filed August 25, 2015 from a “third-party non-affiliate consultant” as per S-8 Post-Effective Amendment No.2 filed on October 9, 2015, to “Stewart Briggs Smith”.  After giving effect to this Amendment, the full assignment of the 8,800,000 (eight-million eight hundred thousand) shares shall be assigned to “Stewart Briggs Smith” for Consulting duties effective immediately.

The amendment includes a change to the Full title of the plan from Consulting Agreement with “Employees, Consultants Stock Plan for the Year 2015 – 2016” to “Stewart Briggs Smith”, and the Name and Address of Agent for Service from “412 N Main St Suite 100 Buffalo, Wyoming 82834” to “Stewart Briggs Smith, 4432 Merrick Run Ln. Valrico, FL 33596”.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Pt. Roberts, WA on this 17th day of November, 2015.

STARFLICK.COM

(Registrant)

/s/ Zoltan Nagy By: Zoltan Nagy President

Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated: